UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 15, 2021

Peraso Inc.

(Exact Name of Registrant as Specified in Charter)

000-32929
(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

MoSys, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On September 14, 2021, Peraso Inc., formerly known as MoSys, Inc. (the “Company”), and its subsidiaries, 2864552 Ontario Inc. (“Callco”) and 2864555 Ontario Inc. (“Canco”), both corporations existing under the laws of the province of Ontario, entered into an Arrangement Agreement (the “Arrangement Agreement”) with Peraso Technologies Inc., a corporation existing under the laws of the province of Ontario (“Peraso” and together with the Company, Callco, and Canco – the “Parties”), to acquire all of the issued and outstanding common shares of Peraso (“Peraso Shares”), including those Peraso Shares to be issued in connection with the conversion or exchange of secured convertible debentures of Peraso and common share purchase warrants of Peraso, as applicable, by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario), on and subject to the terms and conditions of the Arrangement Agreement. On October 21, 2021, the Parties amended the Arrangement Agreement and entered into the First Amending Agreement as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 22, 2021. On December 17, 2021, following the satisfaction of the closing conditions set forth in the Arrangement Agreement, the Arrangement was completed.

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in (or incorporated by reference into) Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On December 17, 2021, the Company and Peraso entered into an Intercompany Services Agreement (the “Intercompany Services Agreement”). Pursuant to the Intercompany Services Agreement, Peraso agreed to provide the Company with certain general management, business consulting, and administrative support services including but not limited to those provided pursuant to the terms and conditions of that certain Executive Employment Agreement, dated December 17, 2021, by and between Peraso and Ronald Glibbery (the “Glibbery Employment Agreement”). In accordance with the terms of the Intercompany Services Agreement, the aforementioned services will be provided in consideration of the service fee equal to the costs of performing the entirety of the services until the earlier of the date which is 15 days following the giving of written notice by either party to the other party or any other time, as determined by mutual agreement of the parties. The Intercompany Service Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada. Peraso entered into the Intercompany Services Agreement as a wholly-owned subsidiary of the Company.

The foregoing description of the Intercompany Service Agreement does not purport to be complete and is qualified in its entirety by reference to the Intercompany Service Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 17, 2021, the Company completed the Arrangement pursuant to the terms of the Arrangement Agreement. Under the terms of the Arrangement Agreement, at the effective time of the Arrangement (the “Effective Time”), each Peraso Share that was issued and outstanding immediately prior to the Effective Time was converted into the right to receive approximately 0.0452391223872678 (the “Exchange Ratio”) newly issued shares of common stock of the Company, par value $0.001 per share (“Common Stock”), or shares of Canco, which are exchangeable for shares of Common Stock (“Exchangeable Shares”) at the election of each former Peraso stockholder.

In addition, pursuant to the terms of the Arrangement Agreement, (i) certain warrants to purchase Peraso Shares outstanding immediately prior to the Effective Time were exercised in consideration for the issuance of Peraso Shares equal, in each case, to the Peraso Warrant Consideration Amount (as defined in the Arrangement Agreement) pursuant to the terms of the Arrangement Agreement; (ii) each convertible debenture of Peraso outstanding immediately prior to the Effective Time and all principal and accrued but unpaid interest thereon was converted into Peraso Shares at a conversion price equal to the conversion price set out in each such debenture pursuant to the Arrangement Agreement; and (iii) each outstanding option to purchase Peraso Shares (each, a “Peraso Option”) was exchanged for a replacement option to purchase such number of shares of Common Stock that is equal to the product of (A) the number of Peraso Shares subject to the Peraso Option immediately before the Effective Time, and (B) the Exchange Ratio, and rounded down to the nearest whole number of shares of Common Stock.

At the Effective Time, an aggregate of 9,295,097 Exchangeable Shares and 3,558,151 shares of Common Stock were issued to the former Peraso stockholders. Of such shares, pursuant to the terms of the Agreement, the Company held in escrow an aggregate of 1,312,878 Exchangeable Shares and 502,567 shares of Common Stock (collectively, the “Earnout Shares”). The Earnout Shares are escrowed pursuant to the terms of an escrow agreement on a pro rata basis from the aggregate consideration received by the Peraso stockholders, subject to the offset by the Company for any losses in accordance with the Agreement. Such Earnout Shares shall be released, subject to any offset claim, upon the satisfaction of the earlier of: (a) any date following the first anniversary of the Effective Time and prior to the third anniversary of the Effective Time where the volume weighted average price of the Common Stock for any 20 trading days within a period of 30 consecutive trading days is at least $8.57 per share, subject to adjustment for stock splits or other similar transactions; (b) the date of any sale of all or substantially all of the assets or shares of the Company; or (c) the date of any bankruptcy, insolvency, restructuring, receivership, administration, wind-up, liquidation, dissolution, or similar event involving the Company. All and any voting rights and other stockholder rights, other than with respect to dividends and distributions, with respect to the Earnout Shares are suspended until the Earnout Shares are released from escrow.

In connection with the Arrangement, effective as of December 20, 2021, the Company changed its name from “MoSys, Inc.” to “Peraso Inc.” by filing the certificate of amendment to the Company’s certificate of incorporation (the “Certificate of Amendment”) on December 15, 2021. The shares of Common Stock, which previously traded on the Nasdaq Capital Market (“Nasdaq”) through the close of business on December 17, 2021 under the ticker symbol “MOSY” commenced trading on Nasdaq under the ticker symbol “PRSO” on December 20, 2021, as of which time the Common Stock was also represented by a new CUSIP number 71360T 101. The foregoing description of the material terms of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference into this Item 2.01.

In connection with the Arrangement, on December 15, 2021, the Company filed the Certificate of Designation of Series A Special Voting Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to designate Series A Special Voting Preferred Stock (the “Special Voting Share”) in accordance with the terms of the Arrangement Agreement in order to enable the holders of Exchangeable Shares to have their voting rights exercised. After the Effective Time, each Exchangeable Share has become exchangeable for one share of Common Stock of the Company and while outstanding, the Special Voting Share enables holders of Exchangeable Shares to cast votes on matters for which holders of the Common Stock are entitled to vote, and by virtue of the share terms relating to the Exchangeable Shares, to receive dividends that are economically equivalent to any dividends declared with respect to the shares of Common Stock. The foregoing is only a brief description of the material terms of the Certificate of Designation and does not purport to be a complete description of the rights and obligations thereunder. Such description is qualified in its entirety by reference to the Certificate of Designation, which is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference into this Item 2.01.

Immediately following the Effective Time, there were 19,753,713 shares of Common Stock outstanding, excluding the Earnout Shares being held in escrow, and 23,272,641 shares of Common Stock outstanding on a fully-diluted basis and including the Earnout Shares, with the former stockholders of Peraso owning 61% of the economic and voting interest of the Company and the Company’s stockholders immediately prior to the Effective Time holding the remaining 39% economic and voting interest. The Exchangeable Shares, which can be converted into Common Stock at the option of the holder and have the same voting rights as Common Stock, are similar in substance to shares of Common Stock and, therefore, have been included in the determination of outstanding Common Stock immediately following the Effective Time.

The issuance of (i) the shares of Common Stock to those Peraso stockholders that elected to receive or otherwise will receive shares of Common Stock in connection with the Arrangement and (ii) the Exchangeable Shares to those Peraso Stockholders that elected to receive Exchangeable Shares in connection with the Arrangement were issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, pursuant to the approval of the terms and conditions of the issuance and exchange of such securities by the Ontario Superior Court of Justice (Commercial List) by the final order issued and entered on November 26, 2021. The subsequent issuance of shares of Common Stock to the former stockholders of Peraso who elected to receive Exchangeable Shares in exchange for such stockholders’ Exchangeable Shares will be registered with the SEC on a Registration Statement on Form S-3.

As of the Effective Date, the Company and each of the executive officers and directors of the Company, and any other stockholders of the Company owning 5.0% or more of Common Stock (calculated on a fully-diluted basis), in each case, at the Effective Time (collectively, “Locked-Up Persons”), entered into the lock-up agreements (the “Lock-Up Agreements”), pursuant to which, inter alia, each such Locked-Up Person agreed, without the prior written consent of the Company, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend (“Transfer”), directly or indirectly, any shares of Common Stock or any security convertible into or exercisable or exchangeable to the Common Stock, or publicly express the intent to do so until the 12-month anniversary of the date of the Effective Time (the “Lock-Up Period”). From and after the expiration of the Lock-Up Period, until ninety 90 days after the expiration of the Lock-Up Period (the “Leak-Out Period”) the Locked-Up Persons may not Transfer on any trading day during the Leak-Out Period (any such date, a “Date of Determination”), Common Stock or the aforementioned securities, held by them in an amount representing more than 20% of the average daily trading volume of Common Stock as reported by Bloomberg, L.P. for the five trading days prior to each applicable Date of Determination. During the Lock-Up Period and the Leak-Out Period, such Locked-Up Persons are precluded from engaging in any hedging or other similar transaction with respect to their securities. The Lock-Up Agreements contain customary exceptions for bona fide gift or gifts or charitable contributions, Transfers by testate succession or intestate succession, etc. Additionally, the restrictions of the Lock-Up Agreements do not apply to certain conversions or exercises of warrants, convertible notes, Exchangeable Shares that are outstanding as of the Effective Time and Common Stock issued as a result of such exercise, as well as the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act (as defined herein).

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Lock-Up Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

In accordance with the terms of the Arrangement Agreement, each of the directors of the Company who would not be continuing as a director after the completion of the Arrangement resigned from the Board of Directors of the Company (the “Board”) and any respective committees of the Board to which they belonged as of the closing of the Arrangement. In connection with the Arrangement, the size of the Board post-Arrangement was set at a total of five directors, and the Board was reconstituted as follows: Daniel Lewis and Robert Newell, who did not resign, one of the initial post-Closing directors, Ronald Glibbery, became the Company’s Chief Executive Officer, and two initial post-Closing directors, Ian McWalter and Andreas Melder, who the Board determined are independent in accordance with Nasdaq requirements, were selected by Peraso. Each post-Closing director was appointed to the Board to serve until the next annual meeting of stockholders at which the members of the Board stand for election (subject to the Company’s amended and restated bylaws) or until such director’s earlier death, resignation, or removal or until such director’s successor is duly elected and qualified.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

(b) Resignation of Directors

Pursuant to the Arrangement Agreement, as of the Effective Time, Scott Lewis and Daniel J. O’Neil, resigned from the Board and any respective committees of the Board to which they belonged. Additionally, Robert Newell resigned as the chairperson of the Compensation Committee of the Board.

(c) Appointment of Officers

As of the Effective Time, the Board appointed Ronald Glibbery, as Chief Executive Officer of the Company, and Brad Lynch, as Chief Operating Officer of the Company. There are no familial relationships among any of the Company’s directors or executive officers.

Ronald Glibbery

Mr. Glibbery (age 60) founded Peraso in 2008 and was its Chief Executive Officer until the Effective Time. Mr. Glibbery has over 25 years of experience in the semiconductor industry. Prior to Peraso, Mr. Glibbery was the President of Intellon Corporation, the pioneer and leader in the development of semiconductor devices used for powerline communications. Additionally, Mr. Glibbery was on the executive team of LSI Logic of Canada, a publicly traded company on the Toronto Stock Exchange. The Board believes Mr. Glibbery is qualified to serve as a director because of his extensive general management and technical expertise, as well as his experience as a chief executive officer and public company director.

Mr. Glibbery serves the Company pursuant to the Glibbery Employment Agreement by and between Peraso and Mr. Glibbery and the Intercompany Service Agreement. The Glibbery Employment Agreement provides for a $400,000 base salary that may be adjusted from time to time at the discretion of the Board, entitles Mr. Glibbery to a bonus with a target of 75% of his base salary and a maximum amount of 125% of his base salary, makes Mr. Glibbery eligible to receive a one-time equity incentive award under the Company’s Amended and Restated 2019 Stock Incentive Plan (the “Plan”), subject to the Board’s discretion, entitles Mr. Glibbery to participate in the health and welfare benefits plans of the Company and to receive expense reimbursement. The Glibbery Employment Agreement contains customary confidentiality, non-competition, and intellectual property assignment provisions. The Glibbery Employment Agreement is not entered for a defined term and may be terminated automatically upon Mr. Glibbery’s death, by the Company (for cause or without cause), and by Mr. Glibbery. The table below summarizes the payments Mr. Glibbery would be entitled to depending on the respective type of termination of Glibbery Employment Agreement.

Termination Type	Payments and Benefits

Termination for Cause or Voluntary Resignation	(i)	accrued and unpaid base salary and any other payments required by law, including those in connection with accrued vacation; and
	(ii)	reimbursement for business expenses.

Termination Without Cause, for Good Reason, upon Change of Control, Death or Disability	(i)	accrued and unpaid base salary and any other payments required by law including those in connection with accrued vacation;
	(ii)	reimbursement for business expenses;
	(iii)	the payment of the greater of (A) the sum of: (x) pay in lieu of notice of termination, in the amount required pursuant to the ESA (as defined in the Glibbery Employment Agreement), and (y) statutory severance pay (if applicable) in the amount required to be provided pursuant to the ESA; or (B) twenty-four (24) months of base salary in lieu of notice, calculated solely by reference to the base salary except and only to the extent as otherwise minimally required by the ESA, to be paid in the form of a lump sum;
	(iv)	any bonus awarded but not yet paid in respect of the fiscal year preceding the termination date;
	(v)	bonus for the year in which the employment terminates, prorated pursuant to the Glibbery Employment Agreement;

(vi)	all benefits (as existed on the date notice of termination is provided) for the duration of the Severance Period (as defined in the Glibbery Employment Agreement);
(vii)	any unvested equity and equity-related compensation that has been issued pursuant to the Plan will be immediately be accelerated and vested as of the termination date;
(viii)	any vested equity and equity-related compensation that has been issued under the Plan will remain exercisable until 24 months following such termination; and
(ix)	any other benefits and/or perquisites shall continue until the end of the ESA Notice Period (as defined in the Glibbery Employment Agreement).

The foregoing description of the Glibbery Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Glibbery Employment Agreement, a copy of which is being filed as Exhibit 10.3 hereto and is incorporated herein by reference into this Item 5.02.

Brad Lynch

Mr. Lynch (age 49) has 25 years of communications product development experience, including 10 years of specific semiconductor IC development. Prior to founding Peraso in 2008, Mr. Lynch was a founder of Cogency Semiconductor, a fabless semiconductor company focused on the development of modems for powerline networking. At Cogency, Mr. Lynch was primarily responsible for driving the system architecture, including product management duties for both the digital and analog products. Upon the Intellon acquisition of Cogency, Mr. Lynch became the Director of Software Engineering at Intellon. In this role, he made significant technical contributions to the HomePlug Powerline specification, and was recognized by the organization as a HomePlug Fellow. The Company and Mr. Lynch have not completed their negotiations in connection with Mr. Lynch’s employment agreement as of the date of this Current Report on Form 8-K.

(d) Election of New Directors

As of the Effective Time, the Board appointed Ronald Glibbery, Ian McWalter, and Andreas Melder as directors of the Company. Each of the appointed directors entered into the Company’s standard form of indemnification agreement with the Company on December 17, 2021, the form of which is filed hereto as Exhibit 10.4.

Audit Committee

Effective as of the Effective Time, Ian McWalter and Andreas Melder were appointed as members of the Audit Committee of the Board.

Compensation Committee

Effective as of the Effective Time, Ian McWalter and Andreas Melder were appointed as members of the Compensation Committee of the Board. Mr. McWalter was appointed as the chairperson of the Compensation Committee.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On December 20, 2021, the Company issued a press release announcing the completion of the Arrangement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information presented in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) and the notes related thereto are filed as Exhibit 99.2 and 99.3 to this report.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) and the notes related thereto are filed as Exhibit 99.4 to this report.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation (Name Change)

3.2	Certificate of Designation of Series A Special Voting Preferred Stock

10.1	Form of Lock-Up Agreement

10.2	Intercompany Services Agreement

10.3*	Employment Agreement (Ronald Glibbery)

10.4(1)	Form of Indemnification Agreement used from June 2012 to present

23.1	Consent of Independent Registered Public Accounting Firm — Weinberg & Co., P.A

99.1	Press Release dated December 20, 2021

99.2	Financial Statements of Peraso Technologies Inc. as of December 31, 2020 and December 31, 2019

99.3	Unaudited Condensed Interim Financial Statements of Peraso Technologies Inc. as of September 30, 2021 and September 30, 2020

99.4	Unaudited Proforma Financial Statements

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

*	Agreement with management or compensatory plan or arrangement.

(1)	Incorporated by reference to Exhibit 10.22 to Form 10-Q filed by the Company on August 9, 2012 (Commission File No. 000-32929).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: December 20, 2021	By:	/s/ James W. Sullivan
James W. Sullivan
Chief Financial Officer